                                                                 Exhibit 32(b)


                          TXU ELECTRIC DELIVERY COMPANY
                       Certificate Pursuant to Section 906
                         of Sarbanes - Oxley Act of 2002
                              CERTIFICATION OF CFO


     The undersigned, Kirk R. Oliver, Executive Vice President and Chief Financial Officer of TXU Electric Delivery Company (the "Company"), DOES HEREBY CERTIFY that:

  1. The Company's Quarterly Report on Form 10-Q for the period ended June 30, 2004 (the "Report") fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

  2. Information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

     IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed this 12th day of August, 2004.



                                        /s/  Kirk R. Oliver
                                 ---------------------------------------------
                                 Name:    Kirk R. Oliver
                                 Title:   Executive Vice President and
                                          Chief Financial Officer






A signed original of this written statement required by Section 906 has been provided to TXU Electric Delivery Company and will be retained by TXU Electric Delivery Company and furnished to the Securities and Exchange Commission or its staff upon request.